The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-272030

SUBJECT TO COMPLETION, DATED JUNE 14, 2023

Preliminary Prospectus Supplement

(To Prospectus dated May 26, 2023)

GAMBLING.COM GROUP LIMITED

4,250,000 Ordinary Shares

The information included or incorporated by reference in this prospectus supplement relates to the resale of an aggregate of 4,250,000 ordinary shares of no par value in the share capital of Gambling.com Group Limited, a corporation organized under the laws of Jersey, by the selling shareholders named herein. In addition, the selling shareholders have granted the underwriters an option to purchase up to an additional 637,500 ordinary shares for 30 days after the date of this prospectus supplement.

Our ordinary shares are traded on the Nasdaq Global Market, or “Nasdaq,” under the symbol “GAMB.” The last reported sale price for our ordinary shares on June 13, 2023 as quoted on Nasdaq was $11.14 per ordinary share.

We will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholders.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND ANY OTHER RISK FACTORS CONTAINED IN THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to selling shareholders	$	$

References to “underwriters” in this prospectus supplement refer to each underwriter named in the “Underwriting” section of this prospectus supplement.

The ordinary shares will be ready for delivery on or about                 , 2023.

Jefferies		Stifel
B. Riley Securities	BTIG	Craig-Hallum

The date of this prospectus supplement is                 , 2023.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, any accompanying prospectus and any issuer free writing prospectus. Neither we, the selling shareholders nor the underwriters have authorized anyone to provide you with information other than that contained in this prospectus supplement or in any accompanying prospectus or free writing prospectus prepared by or on behalf of us or to which we have referred you. If any person provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate only as of the date on its respective cover, even though this prospectus supplement may be delivered or securities may be sold under this prospectus supplement on a later date. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus supplement outside of the United States.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the selling shareholders and the terms on which the selling shareholders are offering and selling our ordinary shares. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering of ordinary shares. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using the SEC’s shelf registration rules. Generally, the term “prospectus” refers to the prospectus supplement and the accompanying prospectus together. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “Gambling.com Group,” the “Company,” the “Group,” “we,” “our,” “ours,” “us,” or similar terms refer to Gambling.com Group Limited, together with its subsidiaries. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “EUR” are to the currency of the European Union.

Notices Under Jersey Law

The directors of the Company have taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects, and that there are no other facts the omission of which would make misleading any statement in the document, whether of facts or of opinion. All the directors of the Company accept responsibility accordingly.

A copy of this document has been delivered to the registrar of companies in Jersey (the “Jersey Registrar”) in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002, as amended, and the Jersey Registrar has given, and has not withdrawn, his consent to its circulation. The Jersey Financial Services Commission (the “Commission”) has given, and has not withdrawn, or will have given prior to the issue of the ordinary shares and not withdrawn, its consent under Article 2 of the Control of Borrowing (Jersey) Order 1958 to the issue of the ordinary shares. The Commission is protected by the Control of Borrowing (Jersey) Law 1947, as amended, against liability arising from the discharge of its functions under that law. It must be distinctly understood that, in giving these consents, neither the Jersey Registrar nor the Commission takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it.

If you are in any doubt about the contents of this document you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser. It should be remembered that the price of securities and the income from them can go down as well as up.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including documents incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not limited to, such matters as:

•	our ability to manage our continued expansion into the U.S. markets and other markets in which we currently operate and expansion into new markets;

•	our ability to compete in our industry;

•	our expectations regarding our financial performance, including our revenue, costs, EBITDA, and other non-International Financial Reporting Standards measures;

•	our ability to mitigate and address unanticipated performance problems on our websites or platforms;

•	our ability to attract, retain, and maintain good relations with our customers;

•	our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs;

•	the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs, including to help finance potential acquisitions;

•

our ability to stay in compliance with laws and regulations, including gaming regulations and tax laws, that currently apply or may become applicable to our business both in the United States and internationally and our expectations regarding various laws and restrictions that relate to our business;

•	our ability to anticipate the effects of existing and developing laws and regulations, including with respect to gaming and taxation, and privacy and data protection that relate to our business;

•

our ability to identify, recruit, and retain skilled personnel, including key members of senior management; our ability to successfully identify, manage, consummate and integrate any existing and potential acquisitions;

•	our ability to maintain, protect, and enhance our intellectual property;

•	our ability to manage the increased expenses associated and compliance demands with being a public company;

•	our ability to maintain our foreign private issuer status;

•	our ability to effectively manage our growth and maintain our corporate culture; and

•	other factors detailed under “Item 3. Key Information – Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 23, 2023 (the “Form 20-F”).

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under the heading “Risk Factors” in this prospectus supplement and the “Risk Factors” section in our Form 20-F, which is incorporated by reference in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein for a discussion of these and other risks that relate to our business and investing in our securities.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date on which the statements are made to conform these statements to actual results or to changes in our expectations.

PROSPECTUS SUMMARY

The information below is a summary of the more detailed information included elsewhere in or incorporated by reference in this prospectus supplement. You should read carefully the following summary in conjunction with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Form 20-F, which is incorporated by reference in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing the ordinary shares.

The Company

We are a multi-award-winning performance marketing company and a leading provider of digital marketing services active in the online gambling industry. Our principal focus is on iGaming and online sports betting. Through our proprietary technology platform, we publish a portfolio of premier branded websites including Gambling.com, Bookies.com, RotoWire.com, and BonusFinder.com, in addition to over 50 local websites. We tailor each one of our websites to different user interests and markets by producing original content relating to online gambling and fantasy sports, such as news, odds, statistics, product reviews and product comparisons of locally available online gambling services. We utilize our technology platform, websites, and media partnerships to attract online gamblers through online marketing efforts and refer these online gamblers to companies that are licensed by gambling regulators to provide real-money online gambling services, known as online gambling operators, who convert these potential online gamblers into actual paying players. In this way, we provide business-to-business (“B2B”) digital marketing services to online gambling operators. We also monetize our websites through business-to-consumer fantasy sports data subscriptions and sell data syndication and content to B2B clients.

We are not a gambling company and do not offer any gambling services ourselves. We can alternatively be described as a lead generation company, or an affiliate marketing company (or simply an “affiliate”). In many ways, we are more akin to an online media company as our revenue is derived primarily from online marketing.

We primarily generate revenue through performance marketing by referring online gamblers to online gambling operators. When an online gambler visits an online gambling operator from one of our websites, registers a new account and makes a deposit, this online gambler becomes one of our referred players. Each of our referred players entitles us to remuneration pursuant to our agreements with the online gambling operator. Our performance marketing agreements are primarily based on a Cost Per Acquisition model (also referred to as CPA), a revenue share model, or a combination of both, which is referred to as hybrid.

Corporate Information

We are organized under the laws of Jersey. Our ordinary shares are listed on Nasdaq under the ticker symbol “GAMB.” Our principal executive offices are located at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands, and our telephone number is +1 813 445 7555.

To find more information about us, please see the sections entitled “Where You Can Find More Information.”

The Offering

The following summary contains basic information about the ordinary shares and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of our ordinary shares, please refer to the section entitled “Description of Ordinary Shares” in the accompanying prospectus.

Ordinary shares offered for resale by the selling shareholders in this offering	4,250,000 ordinary shares (or 4,887,500 ordinary shares if the underwriters exercise their option to purchase additional ordinary shares in full as described below).

Option to purchase additional ordinary shares	The selling shareholders have granted the underwriters an option to purchase up to 637,500 additional ordinary shares. The underwriters may exercise this option for 30 days after the date of this prospectus supplement. See “Underwriting.”

Dividend Policy	We intend to retain all available liquidity sources and future earnings, if any, to fund the development and expansion of our business, and we have no plans to pay regular dividends on our ordinary shares in the foreseeable future. Any payment of future dividends will be at the discretion of our board of directors (subject to, and in accordance with, our memorandum and articles of association and Jersey law) and will depend on then-existing conditions, including our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. Accordingly, a shareholder may have to sell some or all of its ordinary shares after price appreciation in order to generate cash flow from its investment. A shareholder may not receive a gain on its investment when it sells its ordinary shares, and it may lose the entire amount of the investment.

Use of Proceeds	All of the ordinary shares offered hereby are being sold by the selling shareholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the ordinary shares offered pursuant to this prospectus supplement. See “Use of Proceeds.”

Listing	Our ordinary shares are listed on Nasdaq under the symbol “GAMB.”

Risk Factors	You should read the section titled “Risk Factors” beginning on page S-7 of, and the other information included and incorporated by reference in, this prospectus supplement, as well as the other risk factors included in the accompanying prospectus and incorporated by reference in this prospectus supplement, for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our ordinary shares.

In this prospectus supplement, unless otherwise indicated, the number of ordinary shares outstanding and the other information based thereon is based on 37,429,041 ordinary shares outstanding as of May 1, 2023 and excludes:

•

2,905,535 ordinary shares reserved for issuance under the Amended and Restated 2020 Stock Incentive Plan as of May 1, 2023, of which there were (i) 1,560,481 stock options outstanding with an average exercise price of $8.12 per ordinary share and (ii) 50,000 warrants outstanding with an exercise price of EUR 3.01 per ordinary share; and

•	4,056,770 ordinary shares issuable upon exercise of performance option awards reserved pursuant to the Performance Stock Option Award Agreement.

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Our business, financial condition, or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3. Key Information – Risk Factors” in our Form 20-F, and in any other filing we make with the SEC subsequent to the date of this prospectus supplement, each of which are incorporated herein by reference herein, before making your investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business, financial condition, prospects, or results of operations could be adversely affected. In that event, the market price of our ordinary shares or other securities could decline, and you could lose part or all of your investment. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the ordinary shares being offered hereby are being sold by the selling shareholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the ordinary shares by the selling shareholders. The selling shareholders will receive all of the net proceeds from this offering. See “Selling Shareholders.”

SELLING SHAREHOLDERS

The selling shareholders identified in the table below will offer and sell under this prospectus supplement the ordinary shares described under the column “Ordinary Shares to be Sold in Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling shareholders as of the dates represented in the footnotes accompanying the table.

The following table and footnote disclosure following the table sets forth the name of each selling shareholder and the number of ordinary shares beneficially owned by the selling shareholder before this offering. The number of ordinary shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any ordinary shares as to which a person has sole or shared voting power or investment power and any ordinary shares that the person has the right to acquire within 60 days of May 1, 2023 through the conversion of notes, or the exercise of warrants, options or rights and the vesting of restricted stock units. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Information regarding the nature of any position, office or other material relationship, if any, that the selling shareholder has had within the past three years with us or with any of our predecessors or affiliates is hereby incorporated by reference from “Item 6 – Directors, Senior Management and Employees”, and “Item 7—Major Shareholders and Related Party Transactions” in our Form 20-F. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting, dispositive and investment power with respect to the ordinary shares set forth opposite such person’s name. Except as otherwise indicated in the table below, addresses of named selling shareholders are c/o Gambling.com Group Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.

The percentage of ordinary shares beneficially owned is based on 37,429,041 ordinary shares outstanding as of May 1, 2023.

	Ordinary Shares Beneficially Owned Prior To Offering		Ordinary Shares To Be Sold In Offering	Ordinary Shares Beneficially Owned After Offering If Underwriters’ Option Is Not Exercised		Ordinary Shares Beneficially Owned After Offering If Underwriters’ Option Is Fully Exercised
	Number	Percentage		Number	Percentage	Number	Percentage
Selling Shareholder
Mark Blandford(1)	12,674,893	33.8%
Edison Partners IX, LP(2)	5,219,619	13.9%
Gerard J. Hall(3)	1,676,975	4.5%

(1)

Represents 12,674,893 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023. Consists of (i) 4,637,971 ordinary shares held of record by Mr. Blandford and (ii) 8,000,000 ordinary shares held by Boatside Investments. Mr. Blandford controls voting, dispositive and investment power with respect to the ordinary shares held by Boatside Investments and therefore may be deemed to beneficially own the ordinary shares held by Boatside Investments.

(2)

Represents 5,219,619 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023. Such ordinary shares are held by Edison Partners IX, LP. Edison IX GP LLC is the general partner of Edison Partners IX, LP and controls voting, dispositive and investment power with respect to the ordinary shares held by Edison Partners IX, LP. Christopher Sugden, Ryan Ziegler, and Lenard Marcus are the managing members of Edison IX GP LLC, and Mr. Sugden is also the managing partner of Edison IX GP LLC. Each of Mr. Sugden, Mr. Ziegler and Mr. Marcus may be deemed to have voting, dispositive and investment power over the ordinary shares held by Edison Partners IX, LP and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Edison Partners IX, LP and the persons named in this footnote is 281 Witherspoon Street, Princeton, NJ 08540.

(3)

Consists of (i) 1,356,975 ordinary shares held of record by Mr. Hall and (ii) 320,000 ordinary shares held by Olivia Hall TTEE 2021 GST Trust FBO Gerard J Hall & Descendants U/A DTD 10-08-21 (the “Trust”). Mr. Hall is the investment adviser of the Trust and therefore may be deemed to have voting, dispositive and investment power with respect to the ordinary shares held by the Trust and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Mr. Hall and the Trust is 3900 Dover Rd., Durham, North Carolina 27707.

BOARD OF DIRECTORS

The following table sets forth certain information concerning the individuals who serve as directors of the Company as of the date of this prospectus supplement:

Name	Position
Mark Blandford	Chairman of the Board of Directors
Charles Gillespie	Director
Susan Ball	Director
Fredrik Burvall	Director
Pär Sundberg	Director
Gregg Michaelson	Director
Michael Quartieri	Director

The business address of the members of the board of directors of the Company is c/o Gambling.com Group Limited, 22 Grenville Street, St. Helier, JE4 8PX, Jersey, Channel Islands. Mark Blandford is the only director who is also a selling shareholder who will offer and sell under this prospectus supplement. Gregg Michaelson is also a general partner of Edison Partners IX, LP a selling shareholder who will offer and sell under this prospectus supplement. We are not otherwise aware of any potential conflicts of interest between the private interests or other duties of the directors and their duties to the Company.

The secretary of the Company is Mourant Secretaries (Jersey) Limited. The registered address of the Company is Gambling.com Group Limited, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital is an unlimited number of shares with no par value which may be divided into separate classes of shares.

As of May 1, 2023, there were 37,429,041 ordinary shares issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid, and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the SEC on July 19, 2021, and any amendments or reports filed for the purpose of updating such description.

TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Jersey Tax Considerations

This summary of Jersey taxation issues can only provide a general overview of this area and it is not a description of all the tax considerations that may be relevant to a decision to invest in the Company.

The following summary of the anticipated treatment of the Company and holders of ordinary shares (other than residents of Jersey) is based on Jersey taxation law and practice as it is understood to apply at the date of this document and may be subject to any changes in Jersey law occurring after such date. It does not constitute legal or tax advice and does not address all aspects of Jersey tax law and practice (including such tax law and practice as it applies to any land or building situate in Jersey). Legal advice should be taken with regard to individual circumstances. Prospective investors in our ordinary shares should consult their professional advisors on the implications of acquiring, buying, selling or otherwise disposing of ordinary shares in the Company under the laws of any jurisdiction in which they may be liable to taxation.

Shareholders should note that tax law and interpretation can change and that, in particular, the levels and basis of, and reliefs from, taxation may change and may alter the benefits of investment in the Company.

Any person who is in any doubt about their tax position or who is subject to taxation in a jurisdiction other than Jersey should consult their own professional advisor.

Company Residence

The Company is regarded as resident for tax purposes in Jersey.

Under the Tax Law, the Company shall be regarded as a resident in Jersey if it is incorporated under the Jersey Companies Law unless:

•

its business is centrally managed and controlled outside Jersey in a country or territory where the highest rate at which any company may be charged to tax on any part of its income is 10% or higher; and

•	the Company is resident for tax purposes in that country or territory.

Summary

Under current Jersey law, there are no capital gains, capital transfer, gift, wealth or inheritance taxes, or any death or estate duties. No capital or stamp duty is levied in Jersey on the issue, conversion, redemption, or transfer of ordinary shares. On the death of an individual holder of ordinary shares (whether or not such individual was domiciled in Jersey), duty at rates of up to 0.75% of the value of the relevant ordinary shares may be payable on the registration of any Jersey probate or letters of administration which may be required in order to transfer, convert, redeem, or make payments in respect of, ordinary shares held by a deceased individual sole shareholder, subject to a cap of £100,000.

Income Tax-The Company

In respect of any period for which the Company is tax resident in a jurisdiction other than Jersey:

Provided that (and for so long as) it satisfies the conditions set out in Article 123(1) of the Tax Law so as to not be resident for tax in Jersey, the Company will not (except as noted below) be liable to Jersey income tax.

If the Company derives any income from the ownership, exploitation or disposal of land/property in Jersey or the trade of importing or supplying hydrocarbon oil to or in Jersey, such income will be subject to Jersey income tax at the rate of 20 per cent. It is not expected that the Company will derive any such income.

In respect of any period for which the Company is tax resident in Jersey:

The general rate of income tax under the Tax Law on the profits of companies regarded as resident in Jersey or having a permanent establishment in Jersey is 0%, or zero tax rating. Certain exceptions from zero tax rating apply, namely:

(1)

companies which are regulated by the Jersey Financial Services Commission under certain sections of the Financial Services (Jersey) Law 1998, the Banking Business (Jersey) Law 1991, or the Collective Investment Funds (Jersey) Law 1988, shall be subject to income tax at a rate of 10%, (these companies are defined as “financial services companies” in the Tax Law);

(2)	specifically identified utility companies shall be subject to income tax at a rate of 20%, (these companies are defined as “utility companies” in the Tax Law); and

(3)	any income derived from the ownership or disposal of land in Jersey shall be subject to income tax at a rate of 20%.

Income Tax-Shareholders

Persons holding ordinary shares who are not resident for taxation purposes in Jersey will be exempt from Jersey income tax on dividends from the Company.

Shareholders who are resident for income tax purposes in Jersey will be subject to income tax in Jersey at the standard rate of 20% on any dividends paid on ordinary shares held by them or on their behalf and income tax may be withheld by the Company on payment of any such dividends.

Article 134A of the Tax Law contains a general anti-avoidance provision, which in the view of the Taxes Office may be utilized, in certain circumstances, in respect of individuals who are resident in Jersey and who invest in capital investments, where the main or one of the main purposes of the investment is the avoidance of tax.

Withholding Tax-The Company

For so long as the Company is rated for tax, or is not deemed to be resident for tax purposes in Jersey, no withholding in respect of Jersey taxation will be required on payments in respect of the ordinary shares to any holder of the ordinary shares not resident in Jersey.

Stamp Duty

In Jersey, no stamp duty is levied on the issue or transfer of the ordinary shares (unless there is any element of Jersey residential property being transferred, in which case a land transaction tax may apply pursuant to the Taxation (Land Transactions) (Jersey) Law 2009) except that stamp duty is payable on Jersey grants of probate and letters of administration, which will generally be required to transfer ordinary shares on the death of a holder of such ordinary shares if such holder was entered as the holder of the ordinary shares on the register maintained in Jersey. In the case of a grant of probate or letters of administration, stamp duty is levied according to the size of the estate (wherever situated in respect of a holder of ordinary shares domiciled in Jersey, or situated in Jersey in respect of a holder of ordinary shares domiciled outside Jersey) and is payable on a sliding scale at a rate of up to 0.75% on the value of an estate with a maximum value of £13,360,000. The rules for joint holders and holdings through a nominee are different and advice relating to this form of holding should be obtained from a professional advisor.

Jersey does not otherwise levy taxes upon capital, inheritances, capital gains or gifts nor are there otherwise estate duties.

Goods and Services Tax

Pursuant to the Goods and Services Tax (Jersey) Law 2007, or GST Law, a tax rate which is currently 5% applies to the supply of goods and services, unless the supply is regarded as exempt or zero rated, or the relevant supplier or recipient of such goods and services is registered as an “international services entity.”

A company must register for GST if its turnover is greater than £300,000 in any 12 month period, and will then need to charge GST to its customers. Companies can also choose to register voluntarily.

A company may apply to be registered as an International Services Entity, or ISE, if it mainly serves non-Jersey residents. By virtue of a company being an ISE, it will not have to register for GST, will not charge GST on its supplies, and will not be charged GST on its purchases.

The Company is an ISE within the meaning of the GST Law, as it satisfies the requirements of the Goods and Services Tax (International Services Entities) (Jersey) Regulations 2008, as amended. As long as it continues to be such an entity, a supply of goods or of a service made by or to the Company shall not be a taxable supply for the purposes of the GST Law.

Substance Legislation

With effect from January 1, 2019, Jersey implemented legislation to meet EU demands for companies to have substance in certain circumstances. Broadly, part of the legislation is intended to apply to holding companies managed and controlled in Jersey.

The summary of certain Jersey tax issues is based on the laws and regulations in force as of the date of this document and may be subject to any changes in Jersey laws occurring after such date. Legal advice should be taken with regard to individual circumstances. Any person who is in any doubt as to his/her tax position or where he/she is resident, or otherwise subject to taxation, in a jurisdiction other than the United States, the United Kingdom, and Jersey, should consult his/her professional advisor.

Certain U.S. Federal Income Tax Considerations

The following is a discussion of certain U.S. federal income tax consequences relating to the acquisition, ownership and disposition of our ordinary shares by U.S. Holders (as defined below), but it does not purport to be a comprehensive discussion of all tax considerations that may be relevant to a particular person’s decision to acquire ordinary shares. This discussion addresses only the U.S. federal income tax consequences to holders that are initial purchasers of our ordinary shares pursuant to the offering and that will hold such ordinary shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment).

This discussion does not address tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including any U.S. state, local or non-U.S. tax law, the Medicare tax on net investment income, and any estate or gift tax laws, and it does not describe differing tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain banks or financial institutions;

•	regulated investment companies and real estate investment trusts;

•	dealers or traders in securities that use a mark-to-market method of tax accounting;

•	insurance companies;

•	persons holding ordinary shares as part of a hedge, straddle, conversion, constructive sale, integrated transaction or similar transaction;

•	persons liable for the alternative minimum tax;

•

persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities or arrangements classified as partnerships or pass-through entities for U.S. federal income tax purposes or holders of equity interests therein;

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;

•	certain U.S. expatriates;

•	persons that own, directly, indirectly or constructively, ten percent (10%) or more of the total voting power or value of all of our outstanding stock; or

•	persons owning ordinary shares in connection with a trade or business conducted outside the United States.

U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of ordinary shares in their particular circumstances.

This discussion is based on the Code, existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as in effect and available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that such a position would not be sustained. Holders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of our ordinary shares in their particular circumstances.

For purposes of this discussion, a “U.S. Holder” is a person that, for U.S. federal income tax purposes, is a beneficial owner of our ordinary shares and is:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a court within the United States is able to exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

If a partnership (or any other entity or arrangement that is classified as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the activities of the partnership and certain determinations made at the partner level. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares.

THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL PROSPECTIVE PURCHASERS SHOULD CONSULT

THEIR TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, OR DISPOSITION OF ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF OTHER FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” if you are a U.S. Holder, the gross amount of any distribution of cash or property made to you with respect to our ordinary shares before reduction for any non-U.S. taxes withheld therefrom, other than certain distributions, if any, of our ordinary shares distributed pro rata to all our shareholders, generally will be includible in your income as dividend income on the date actually or constructively received to the extent such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a non-taxable return of capital to the extent of your adjusted tax basis in our ordinary shares and thereafter as either long-term or short-term capital gain depending upon whether the U.S. Holder has held our ordinary shares for more than one year as of the time such distribution is actually or constructively received. However, because we do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles, U.S. Holders should expect that the entire amount of any distribution generally will be reportable as dividend income.

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” non-corporate U.S. Holders may qualify for the preferential rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including the absence of certain risk reduction transactions. In addition, some corporate U.S. Holders may be entitled to a dividends received deduction. The dividends will not be eligible for the dividends received deduction available to U.S corporations in respect of dividends received from other U.S. corporations.

A U.S. Holder may be entitled, subject to certain limitations, to a credit against its U.S. federal income tax liability, or a deduction, if elected, in computing its U.S. federal taxable income, for non-refundable non-U.S. income taxes withheld from dividends. Recently issued U.S. Treasury regulations require non-U.S. income tax laws to meet certain requirements in order for taxes imposed under such laws to be eligible for credit. The Company has not determined whether these requirements have been met with respect to any such non-U.S. withholding taxes. If you are a U.S. Holder, dividends paid to you with respect to our ordinary shares will generally be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. However, for periods in which we are a “U.S.-owned foreign corporation,” a portion of dividends paid by us may be treated as U.S. source solely for purposes of the foreign tax credit. We would be treated as a U.S.-owned foreign corporation if 50% or more of the total value or total voting power of our shares are owned, directly, indirectly or constructively by U.S. persons. In general, U.S.-owned foreign corporations with less than 10% of earnings and profits attributable to sources within the United States are excepted from these rules. Accordingly, for periods in which we are a U.S.-owned foreign corporation, if 10% or more of our earnings and profits are attributable to sources within the United States, then a portion of the dividends paid on our ordinary shares allocable to our U.S. source earnings and profits will be treated as U.S. source, and, as such, the ability of a U.S. Holder to claim a foreign tax credit for any non-U.S. withholding taxes payable in respect of our dividends may be limited. U.S. Holders should consult their own tax advisors about the impact of, and any exception available to, the special sourcing rule described in this paragraph, and the desirability of making, and the method of making, such an election.

The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if you do not satisfy certain minimum holding period requirements. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisor to determine whether and to what extent you will be entitled to this credit.

Sale, Exchange or Other Taxable Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” if you are a U.S. Holder, you generally will recognize gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference between the amount realized on such sale, exchange or other taxable disposition and your adjusted tax basis in our ordinary shares, and such gain or loss generally will be capital gain or loss. The adjusted tax basis in an ordinary share generally will be equal to the cost of such ordinary share. If you are a non-corporate U.S. Holder, capital gain from the sale, exchange or other taxable disposition of ordinary shares is generally eligible for a preferential rate of taxation applicable to capital gains, provided that your holding period for such ordinary shares exceeds one year (i.e., such gain is long-term capital gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code.

If any non-U.S. tax is imposed on the sale, exchange or other taxable disposition of our ordinary shares, a U.S. Holder’s amount realized will generally include the gross amount of the proceeds of the sale or other disposition before deduction of the non-U.S tax, but any such non-U.S. taxes may be deductible or may otherwise reduce the amount realized by a U.S. Holder. You should consult your tax advisor concerning the creditability or deductibility of any non-U.S. income tax imposed on your sale, exchange or other taxable disposition of ordinary shares based on your particular circumstances.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will generally be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which:

•	at least 75% of its gross income is passive income (the “income test”) or

•

at least 50% of its assets by value either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “asset test”).

For this purpose, “gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, based on current estimates of our gross income, gross assets and the nature of our business, we do not believe we were a PFIC for the 2022 taxable year, and we do not expect to become a PFIC for our current taxable year or in the foreseeable future. However, because the PFIC determination is highly fact intensive and made at the end of each taxable year and will depend on facts, including the composition of Company’s income and assets and the value of Company’s assets (which may be determined in part by reference to the market value of the ordinary shares) at such time, there can be no assurance that the Company will not be a PFIC for the current or any future taxable year. Further, the IRS may challenge our determination concerning our PFIC status. Because of the uncertainties involved in establishing our PFIC status, our U.S. counsel expresses no opinion regarding our PFIC status, and also expresses no opinion with respect to our predictions or past determinations regarding our PFIC status.

If we are a PFIC in any taxable year during which a U.S. Holder owns ordinary shares, such U.S. Holder could be liable for additional taxes and interest charges upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other taxable disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. In these circumstances, the tax will be determined by allocating such distribution or gain ratably over the U.S. Holder’s holding period for the ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax. If we are a PFIC for any year during which a U.S. Holder holds the ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If such election is made, the U.S. Holder will be deemed to have sold the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. Holder’s ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC, unless we subsequently again become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds the ordinary shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by the lower-tier PFIC and a disposition of shares of the lower-tier PFIC, even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

The tax consequences that would apply if we were a PFIC would be different from those described above if a timely and valid “mark-to-market” election is made by a U.S. Holder for the ordinary shares held by such U.S. Holder (but not with respect to lower-tier PFIC). An electing U.S. Holder generally would take into account as ordinary income each year, the excess of the fair market value of the ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted in prior years as a result of the mark-to-market election. The U.S. Holder’s tax basis in the ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other taxable disposition of the ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other taxable disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a prior taxable year, we cease to be classified as a PFIC, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above and any gain or loss recognized on the sale or exchange of the ordinary shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, ordinary shares will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The ordinary shares will be marketable stock as long as they remain listed on a qualified exchange, such as Nasdaq or the New York Stock Exchange, and are regularly traded. A mark-to-market election will not apply to the ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any subsidiary that we own. Accordingly, a U.S. Holder may continue to be subject to the PFIC rules with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares.

The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. Holder were able to make a valid “qualified electing fund,” or QEF, election. As we do not expect to provide U.S. Holders with the information required in order to permit a QEF election, prospective investors should assume that a QEF election will not be available.

Each U.S. Holder who is a shareholder of a PFIC must file an annual information report on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of these rules on the purchase, ownership and disposition of our ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ordinary shares.

Backup Withholding Tax and Information Reporting Requirements

U.S. backup withholding tax and information reporting requirements may apply to certain payments to certain holders of stock. Information reporting generally will apply to payments of distributions on, and to proceeds from the sale or redemption of, our ordinary shares made within the United States, or by a U.S. payor or U.S. middleman, to a holder of our ordinary shares, other than an exempt recipient (including a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payor will be required to withhold backup withholding tax from any payments of distributions on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a U.S. payor or U.S. middleman, to a holder, other than an exempt recipient, if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Financial Asset Reporting

Certain U.S. Holders who are individuals or certain specified entities that own “specified foreign financial assets” with an aggregate value in excess of U.S. $50,000 (and in some circumstances, a higher threshold) may be required to report information relating to an interest in our ordinary shares by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets (which requires U.S. Holders to report “foreign financial assets,” which generally include financial accounts held at a non-U.S. financial institution, interests in non-U.S. entities, as well as stock and other securities issued by a non-U.S. person), to their tax return for each year in which they hold our ordinary shares, subject to certain exceptions (including an exception for our ordinary shares held in accounts maintained by U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their acquisition, ownership, and disposition of the ordinary shares.

The above discussion is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of our ordinary shares. You should consult your tax advisor concerning the tax consequences of your particular situation.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated the date of this prospectus supplement, between us, the selling shareholders and Jefferies LLC and Stifel, Nicolaus & Company Incorporated, as representatives of the underwriters named below, the selling shareholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling shareholders the respective number of ordinary shares shown opposite its name below.

UNDERWRITERS	NUMBER OF ORDINARY SHARES
Jefferies LLC
Stifel, Nicolaus & Company Incorporated
BTIG, LLC
B. Riley Securities, Inc.
Craig-Hallum Capital Group LLC
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officer’s certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ordinary shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling shareholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the ordinary shares as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ordinary shares, that you will be able to sell any of the ordinary shares held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the ordinary shares subject to their acceptance of the ordinary shares from the selling shareholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $             per ordinary share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $            per ordinary share to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by the selling shareholders as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that the selling shareholders are to pay the underwriters and the proceeds, before expenses, to the selling shareholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ordinary shares.

	PER ORDINARY SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES	WITH OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES	WITH OPTION TO PURCHASE ADDITIONAL ORDINARY SHARES
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by the selling shareholders	$	$	$	$
Proceeds to the selling shareholders, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions payable by the selling shareholders, will be approximately $    .

Listing

Our ordinary shares are listed on Nasdaq under the trading symbol “GAMB.”

Stamp Taxes

If you purchase ordinary shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional Ordinary Shares

The selling shareholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 637,500 ordinary shares from the selling shareholders at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more ordinary shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our officers, directors and certain holders of our outstanding capital stock have agreed, subject to specified exceptions, not to directly or indirectly:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or

•

otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially, or

•

publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC and Stifel, Nicolaus & Company Incorporated.

This restriction terminates after the close of trading of the ordinary shares on and including the 90th day after the date of this prospectus supplement.

Jefferies LLC and Stifel, Nicolaus & Company Incorporated may, in their sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of ordinary shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ordinary shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing our ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option to purchase additional ordinary shares.

“Naked” short sales are sales in excess of the option to purchase additional ordinary shares. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of ordinary shares on behalf of the underwriters for the purpose of fixing or maintaining the price of the ordinary shares. A syndicate covering transaction is the bid for or the purchase of ordinary shares on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ordinary shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

None of we, the selling shareholders or any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our ordinary shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ordinary shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

(A) Resale Restrictions

The distribution of the securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing the securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of the securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:

You confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under Section 708(12) of the Corporations Act;

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act; or

•

to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (SFO) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

Carey Olsen Jersey LLP will pass upon the validity of the ordinary shares being registered hereby and certain other legal matters in connection with the registration of such ordinary shares. Certain legal matters in connection with this offering relating to U.S. law will be passed upon for us and the selling shareholders by White & Case LLP, New York, New York. Latham & Watkins LLP, acted as counsel for the underwriters.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. However, as is permitted by the rules and regulations of the SEC, this prospectus supplement, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus supplement, please refer to the registration statement.

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC.

We also maintain a website (www.gambling.com/corporate) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed or furnished with the SEC:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023;

•

our report on Form 6-K furnished to the SEC on April 6, 2023 (the second 6-K filing on such date, but only Exhibit 99.1 thereto), our report on Form 6-K furnished to the SEC on May 16, 2023, and our report on Form 6-K furnished to the SEC on May 18, 2023 (the second 6-K filing on such date); and

•

the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 19, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus supplement forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus supplement forms a part, shall be considered to be incorporated into this prospectus supplement by reference and shall be considered a part of this prospectus supplement from the date of filing or submission of such documents.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus supplement is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to our headquarters, which are currently located at Gambling.com Group Limited, 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands, Attn: General Counsel, telephone number: +1 704 368 3388. Copies of these filings and submissions may also be accessed at our website, www.gambling.com/corporate. The information on our website does not constitute part of this document and is not incorporated by reference herein.

Certain statements in and portions of this prospectus supplement update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus supplement may update and replace statements in and portions of this prospectus supplement or the above listed documents.

PROSPECTUS

Up to 10,099,284 Ordinary Shares

Offered by the Selling Shareholders

Selling shareholders named herein (the “selling shareholders”), may offer and sell, from time to time, up to 10,099,284 ordinary shares held by them and covered by this prospectus. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders. See “Selling Shareholders.”

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GAMB.” The last reported sale price for ordinary shares on May 16, 2023 as quoted on the Nasdaq Global Market was $9.82 per share.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012, and as such are eligible for reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS, AND ANY OTHER RISK FACTORS CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS BEFORE INVESTING IN ANY OF OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 26, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time sell the securities, as described in this prospectus, in one or more offerings.

By using a shelf registration statement, the selling shareholders may sell securities from time to time and in one or more offerings under this prospectus. Each time the selling shareholders sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement and any issuer free writing prospectus. Neither we nor the selling shareholder have authorized anyone to provide you with information other than that contained in this prospectus or in any accompanying prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. If any person provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate only as of the date on its respective cover, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

It must be distinctly understood that neither the registrar of companies in Jersey nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the Company or for the correctness of any statements made, or opinions expressed, with regard to it.

For investors outside of the United States: We have not done anything that would permit possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.

Unless otherwise indicated, the term “selling shareholder” as used in this prospectus means the selling shareholder referred to in this prospectus and their transferees, pledgees, donees, assignees and other successors-in-interest.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Gambling.com Group,” the “Company,” the “Group,” “we,” “our,” “ours,” “us,” or similar terms refer to Gambling.com Group Limited, together with its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” “could,” “will,” “would,” “ongoing,” “future,” or the negative of these terms or other similar expressions. Forward-looking statements include, but are not limited to, such matters as:

•	our ability to manage our continued expansion into the U.S. markets and other markets in which we currently operate and expansion into new markets;

•	our ability to compete in our industry;

•	our expectations regarding our financial performance, including our revenue, costs, EBITDA, and other non-IFRS measures;

•	our ability to mitigate and address unanticipated performance problems on our websites or platforms;

•	our ability to attract, retain, and maintain good relations with our customers;

•	our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs;

•	the sufficiency of our cash, cash equivalents, and investments to meet our liquidity needs, including to help finance potential acquisitions;

•

our ability to stay in compliance with laws and regulations, including gaming regulations and tax laws, that currently apply or may become applicable to our business both in the United States and internationally and our expectations regarding various laws and restrictions that relate to our business;

•	our ability to anticipate the effects of existing and developing laws and regulations, including with respect to gaming and taxation, and privacy and data protection that relate to our business;

•

our ability to identify, recruit, and retain skilled personnel, including key members of senior management; our ability to successfully identify, manage, consummate and integrate any existing and potential acquisitions;

•	our ability to maintain, protect, and enhance our intellectual property;

•	our ability to manage the increased expenses associated and compliance demands with being a public company;

•	our ability to maintain our foreign private issuer status;

•	our ability to effectively manage our growth and maintain our corporate culture; and

•	other factors detailed under “Item 3. Key Information – Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on March 23, 2023 (the “Form 20-F”).

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance, or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement for a discussion of these and other risks that relate to our business and investing in our securities.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Each forward-looking statement speaks only as of the date of the particular statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date on which the statements are made to conform these statements to actual results or to changes in our expectations.

THE COMPANY

We are a multi-award-winning performance marketing company and a leading provider of digital marketing services active in the online gambling industry. Our principal focus is on iGaming and online sports betting. Through our proprietary technology platform, we publish a portfolio of premier branded websites including Gambling.com, Bookies.com, RotoWire.com, and BonusFinder.com, in addition to over 50 local websites. We tailor each one of our websites to different user interests and markets by producing original content relating to online gambling and fantasy sports, such as news, odds, statistics, product reviews and product comparisons of locally available online gambling services. We utilize our technology platform, websites, and media partnerships to attract online gamblers through online marketing efforts and refer these online gamblers to companies that are licensed by gambling regulators to provide real-money online gambling services, known as online gambling operators, who convert these potential online gamblers into actual paying players. In this way, we provide business-to-business (“B2B”) digital marketing services to online gambling operators. We also monetize our websites through business-to-consumer (“B2C”) fantasy sports data subscriptions and sell data syndication and content to B2B clients.

We are not a gambling company and do not offer any gambling services ourselves. We can alternatively be described as a lead generation company, or an affiliate marketing company (or simply an “affiliate”). In many ways, we are more akin to an online media company as our revenue is derived primarily from online marketing.

We primarily generate revenue through performance marketing by referring online gamblers to online gambling operators. When an online gambler visits an online gambling operator from one of our websites, registers a new account and makes a deposit, this online gambler becomes one of our referred players. Each of our referred players entitles us to remuneration pursuant to our agreements with the online gambling operator. Our performance marketing agreements are primarily based on a Cost Per Acquisition model (also referred to as CPA), a revenue share model, or a combination of both, which is referred to as hybrid.

Our principal executive offices are located at 22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX, and our telephone number is +1 813 445 7555.

RISK FACTORS

Investing in our securities involves a high degree of risk. Our business, financial condition, or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed under the caption “Item 3. Key Information – Risk Factors” in our Form 20-F, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which are incorporated herein by reference herein, and in any applicable prospectus supplement to this prospectus, before making your investment decision. See “Where You Can Find More Information” and “Incorporation by Reference.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business, financial condition, prospects, or results of operations could be adversely affected. In that event, the market price of our ordinary shares or other securities could decline, and you could lose part or all of your investment. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of ordinary shares to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement. Any selling shareholder will pay any underwriting fees, discounts, selling commissions, and expenses incurred by such selling shareholder in disposing of its ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

CAPITALIZATION

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and incorporated herein by reference.

SELLING SHAREHOLDERS

We are registering for resale from time to time by the selling shareholders identified in the table below, including their transferees, pledgees, donees, assignees or other successors-in-interest, up to 10,099,284 ordinary shares held by them. All of these ordinary shares were either acquired before our initial public offering in July 2021 or afterwards prior to the date hereof by our directors and certain members of our management. We will not receive any proceeds from the resale of the ordinary shares by the selling shareholders.

The selling shareholders identified in the table below may from time to time offer and sell under this prospectus any or all of the ordinary shares described under the column “Shares to be Sold in Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling shareholders as of the dates represented in the footnotes accompanying the table. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of each selling shareholder and the number of ordinary shares beneficially owned by the selling shareholder before this offering. The number of ordinary shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any ordinary shares as to which a person has sole or shared voting power or investment power and any ordinary shares that the person has the right to acquire within 60 days of May 1, 2023 through the conversion of notes, or the exercise of warrants, options or rights and the vesting of restricted stock units. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Information regarding the nature of any position, office or other material relationship, if any, that the selling shareholder has had within the past three years with us or with any of our predecessors or affiliates is hereby incorporated by reference from Item 6 – Directors, Senior Management and Employees, and Item 7—Major Shareholders and Related Party Transactions in our Form 20-F. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting, dispositive and investment power with respect to the ordinary shares set forth opposite such person’s name. Except as otherwise indicated in the table below, addresses of named selling shareholders are c/o Gambling.com Group Limited, 22 Grenville Street, St. Helier, Channel Island of Jersey JE4 8PX.

We have assumed that all ordinary shares reflected in the table as being offered covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of ordinary shares that will be held by the selling shareholders upon termination of the offering covered by this prospectus because the selling shareholders may offer some, all or none of their ordinary shares being offered in the offering.

The percentage of ordinary shares beneficially owned is based on 37,429,041 ordinary shares outstanding as of May 1, 2023.

	Shares Beneficially Owned Prior To Offering		Shares To Be Sold In Offering	Shares Beneficially Owned After Offering
	Number	Percentage		Number	Percentage
Selling Shareholder
Mark Blandford(1)	12,674,893	33.8%	4,290,620	8,384,273	22.4%
Edison Partners IX, LP(2)	5,219,619	13.9%	2,778,294	2,441,325	6.5%
Charles Gillespie	5,258,099	14.0%	1,678,449	3,579,650	9.6%
Gerard J. Hall(3)	1,676,975	4.5%	662,302	1,014,673	2.7%
Kevin McCrystle	1,429,254	3.8%	353,906	1,075,348	2.9%
Elias Mark(4)	984,025	2.6%	277,978	706,047	1.9%
Susan Ball(5)	82,398	*	15,007	67,391	*
Pär Sundberg	81,947	*	21,607	60,340	*
Fredrik Burvall	80,475	*	21,121	59,354	*

*	Less than 1%.

(1)

Represents 12,674,893 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023. Consists of (i) 4,637,971 ordinary shares held of record by Mr. Blandford and (ii) 8,000,000 ordinary shares held by Boatside Investments. Mr. Blandford controls voting, dispositive and investment power with respect to the ordinary shares held by Boatside Investments and therefore may be deemed to beneficially own the ordinary shares held by Boatside Investments.

(2)

Represents 5,219,619 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023. Such ordinary shares are held by Edison Partners IX, LP. Edison IX GP LLC is the general partner of Edison Partners IX, LP and controls voting, dispositive and investment power with respect to the ordinary shares held by Edison Partners IX, LP. Christopher Sugden, Ryan Ziegler, and Lenard Marcus are the managing members of Edison IX GP LLC, and Mr. Sugden is also the managing partner of Edison IX GP LLC. Each of Mr. Sugden, Mr. Ziegler and Mr. Marcus may be deemed to have voting, dispositive and investment power over the ordinary shares held by Edison Partners IX, LP and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Edison Partners IX, LP and the persons named in this footnote is 281 Witherspoon Street, Princeton, NJ 08540.

(3)

Consists of (i) 1,356,975 ordinary shares held of record by Mr. Hall and (ii) 320,000 ordinary shares held by Olivia Hall TTEE 2021 GST Trust FBO Gerard J Hall & Descendants U/A DTD 10-08-21 (the “Trust”). Mr. Hall is the investment adviser of the Trust and therefore may be deemed to have voting, dispositive and investment power with respect to the ordinary shares held by the Trust and disclaims any such beneficial ownership other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Mr. Hall and the Trust is 3900 Dover Rd., Durham, North Carolina 27707.

(4)	Represents 984,025 ordinary shares, including 141,667 share options that will be exercisable within 60 days of May 1, 2023.
(5)	Represents 82,398 ordinary shares, including 36,922 share options that will be exercisable within 60 days of May 1, 2023.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital is an unlimited number of shares with no par value which may be divided into separate classes of shares.

As of May 1, 2023, there were 37,429,041 ordinary shares issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid, and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

A description of our ordinary shares can be found under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A filed with the SEC on July 19, 2021, and any amendments or reports filed for the purpose of updating such description.

PLAN OF DISTRIBUTION

We are registering 10,099,284 ordinary shares, which were previously acquired by the selling shareholders to permit the selling shareholders and their respective transferees, pledgees, donees, assignees, transferees or other successors-in-interest that receive their respective ordinary shares after the date of this prospectus to resell or otherwise dispose of the ordinary shares in the manner contemplated in this section. We will not receive any of the proceeds from the sale of ordinary shares in this offering. We will bear all other fees and expenses incurred in effecting the registration of the ordinary shares covered by this prospectus or in the filing of any amendments or supplements to the registration statement on Form F-3 or this prospectus and all other expenses incident to the registration of the ordinary shares. We are registering the ordinary shares currently held by the selling shareholders in order to permit such selling shareholders to offer their respective ordinary shares for resale from time to time.

The selling shareholders and any of their respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in any such shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholders may use one or more of the following methods when disposing of the ordinary shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	delivery of shares in settlement of short sales;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of ordinary shares or interests in such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, or other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers, underwriters and other agents may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved but any such discounts or commissions might be in excess of those customary in the types of transactions involved.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the ordinary shares owned by them and the pledgee or other secured party, transferee or other successor in interest may sell ordinary shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, secured party, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the ordinary shares in other circumstances in which case the transferees, pledgees, donees, assignees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus and may sell such ordinary shares from time to time under this prospectus after an amendment or supplement has been filed under Rule 424(b)(3) under, or another applicable provision of, the Securities Act, amending, if necessary, the list of selling shareholders to include the transferees, donees, pledgees or other successors-in-interest as a selling shareholders under this prospectus.

Upon being notified in writing by the selling shareholders that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act will be filed, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of ordinary shares involved, (iii) the price at which such ordinary shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus , if applicable, and (vi) other facts material to the transaction.

The selling shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees, donees, assignees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the ordinary shares or interests in such shares, the selling shareholders may enter into hedging transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties, which may in turn engage in short sales in the course of hedging the positions they assume. The selling shareholders may also sell ordinary shares short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out its short positions, or loan or pledge the ordinary shares to broker-dealers or other third parties that in turn may sell these securities. The selling shareholders may also enter into option or other transactions after the effective date of the registration statement of which this prospectus is a part with broker-dealers, other financial institutions and other third parties or create one or more derivative securities which require the delivery to such broker-dealer, other financial institution and other third parties of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution or third party may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction if required), including in short sale transactions. Third parties may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle sales or to close out any related open borrowings of securities, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of securities.

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry

Regulatory Authority (“FINRA”), or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

We have advised the selling shareholders that they are required to comply with Regulation M promulgated under the Exchange Ac t, during such time as they may be engaged in a distribution of the ordinary shares. The foregoing may affect the marketability of ordinary shares. The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

The aggregate proceeds to the selling shareholders from the sale of ordinary shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each selling shareholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase to be made directly or through agents. We will not receive any of the proceeds from this offering.

We have agreed to indemnify the selling shareholders, each person who controls such selling shareholder and their respective officers, directors, employees, stockholders, members, representatives and affiliates in certain circumstances against certain losses, claims, damages or liabilities to which they may become subject, including certain liabilities under the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

U.S. laws do not necessarily extend either to us or our officers or directors. We are organized under the laws of Jersey. Many of our directors and officers reside outside of the United States. Substantially all the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any U.S. state.

We have appointed GDC America, Inc., as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.

A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which will be enforced by Jersey courts provided that:

•	the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;

•	the judgment is given on the merits and is final, conclusive and non-appealable;

•	the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;

•	the defendant is not immune under the principles of public international law;

•	the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;

•	the judgment was not obtained by fraud or duress and was not based on a clear mistake of fact; and

•

the recognition and enforcement of the judgment is not contrary to public policy in Jersey, including observance of the principles of what are called “natural justice,” which among other things require that documents in a U.S. proceeding were properly served on the defendant and that the defendant was given the right to be heard and represented by counsel in a free and fair trial before an impartial tribunal.

It is the policy of Jersey courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the Jersey legal system, that does not mean that awards of punitive damages are not necessarily contrary to public policy. Whether a judgment was contrary to public policy depends on the facts of each case. Exorbitant, unconscionable, or excessive awards will generally be contrary to public policy. Moreover, if a U.S. court gives a judgment for multiple damages against a qualifying defendant the amount which may be payable by such defendant may be limited by virtue of the Protection of Trading Interests Act 1980, an Act of the United Kingdom. extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983, which provides that such qualifying defendant may be able to recover such amount paid by it as represents the excess of such multiple damages over the sum assessed as compensation by the court that gave the judgment. A “qualifying defendant” for these purposes is a citizen of the United Kingdom and Colonies, a body corporate incorporated in the United Kingdom, Jersey, or other territory for whose international relations the United Kingdom is responsible or a person carrying on business in Jersey.

Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, we have been further advised by our legal counsel in Jersey, that it is uncertain as to whether the courts of Jersey would entertain original actions based on U.S. federal or state securities laws, or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee and the FINRA filing fee.

Expense	Estimated Amount
SEC registration fee	$10,862.31
FINRA filing fees	$15,285.35
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*

Total	*

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS

Carey Olsen Jersey LLP will pass upon the validity of the ordinary shares being registered hereby and certain other legal matters in connection with the registration of such ordinary shares. Additional legal matters may be passed upon for us and any underwriter by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC.

We also maintain a website (www.gambling.com/corporate) from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website is not incorporated into this prospectus and is not part of this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed or furnished with the SEC:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023;

•

our report on Form 6-K furnished to the SEC on April  6, 2023 (the second 6-K filing on such date, but only Exhibit 99.1 thereto), our report on Form 6-K furnished to the SEC on May  16, 2023, and our report on Form 6-K furnished to the SEC on May  18, 2023 (the second 6-K filing on such date); and

•

the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on July 19, 2021, including any amendments or reports filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

GAMBLING.COM GROUP LIMITED

4,250,000 Ordinary Shares

PROSPECTUS SUPPLEMENT

Jefferies		Stifel
B. Riley Securities	BTIG	Craig-Hallum

                , 2023